UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 6, 2009

THORIUM POWER, LTD.
(Exact name of small business issuer as specified in its charter)

Nevada	000-28535	91-1975651
(State or other jurisdiction of	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1600 Tyson’s Boulevard, Suite 550, McLean, VA 22102 (Address of Principal Executive Offices) 571.730.1200 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 3, 2009, Thorium Power, Ltd. (the “Company”) entered into a Collaboration Framework Agreement (the “Framework Agreement”) with Areva (“Areva”) as the next step contemplated under the Initial Collaborative Agreement between the Company and Areva, dated July 23, 2009 (the “Initial Collaborative Agreement”) and an Agreement for Consulting Service between the Company and Areva, dated August 3, 2009  (the “Consulting Agreement”).

Pursuant to the Initial Collaborative Agreement and the Consulting Agreement, the Company and Areva agreed on terms for conducting the first phase, and an anticipated second phase, of an investigation of specific topics of thorium fuel cycles in Areva’s light water reactors.  The Framework Agreement outlines the terms of future collaborative efforts, beyond the first two phases of the investigation, between the Company and Areva.

Pursuant to the Framework Agreement, the Company and Areva will establish a steering committee, consisting of two employees from each of the Company and Areva.  The steering committee will be responsible for reviewing project proposals will be empowered to make scientific and/or technical decisions and to allocate the resources required to implement collaborative projects.  All research and development activities carried out by the Company and Areva under a collaboration project will be governed by the general terms of the Framework Agreement and the specific terms of an approved project plan.

Additionally, pursuant to the Framework Agreement, Areva has the option to obtain an exclusive license for all fields of application, other than VVER-type reactors, that are agreed to in a corresponding approved project plan under reasonable royalty-bearing terms to use any patentable or otherwise legally protected or protectable intellectual property owned or reserved by the Company.  Such option would expire 7 months after written notification by the Company to Areva of the existence of any such intellectual property. Upon exercising the option, Areva would be granted a royalty-bearing, exclusive, worldwide license, with rights to sublicense thereunder, to allow Areva to make, have made, use, offer for sale, sell or otherwise distribute, import, and export products or systems embodying or based on such intellectual property.  In exchange for and as a condition of such exclusive license to Areva, Areva will pay to the Company a royalty to be negotiated by the parties using reasonable good faith efforts and in line with the royalty parameters specified in the Framework Agreement.

The term of the Framework Agreement for a period of 5 years and may be extended upon written agreement of the parties.  Either party may terminate the Framework Agreement with 3 months prior written notice.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Framework Agreement, or the transactions contemplated thereby or a complete explanation of the material terms thereof. The foregoing description is qualified in its entirety by reference to the Framework Agreement, attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Collaboration Framework Agreement between Thorium Power, Ltd. and Areva, dated August 3, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORIUM POWER, LTD.

Date: August 6, 2009

By:/s/ Seth Grae
Seth Grae
President and Chief Executive Officer

EXHIBIT INDEX

10.1	Collaboration Framework Agreement between Thorium Power, Ltd. and Areva, dated August 3, 2009.